UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2012
BERRY PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Broadway, Suite 3700, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  OTHER EVENTS

Berry Petroleum Company announced today that, on February 24, 2012, it received revisions to the project approval letter originally issued by the California Department of Conservation, Division of Oil, Gas & Geothermal Resources (DOGGR) on July 22, 2011 related to Berry's Diatomite properties in Kern County, California. Among other modifications, the revised project approval letter allows Berry to conduct mechanical integrity testing at least once every five years, rather than annually as provided in the original project approval letter. In addition, Berry will no longer be required to cease cyclic steaming operations on wells located within 150 feet of a failed well bore, subject to demonstrating to DOGGR that steam injection into such surrounding wells will be confined to the Diatomite zone. Berry is currently assessing the impact of the revised project approval letter on the development and operation of its Diatomite properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY

By:	/s/ Davis O. O’Connor
Davis O. O’Connor
Corporate Secretary

Date: February 28, 2012